EXHIBIT 4

 (Composite document reflecting amendments to November __, 1993)

                         GIANT FOOD INC.

               1989 NON-QUALIFIED STOCK OPTION PLAN


1.   Purpose of the Plan

     This 1989 Non-Qualified Stock Option Plan, as amended

(hereinafter called the "Plan") for GIANT FOOD INC. (hereinafter called the "Company") is intended to advance the interests of the

Company by providing officers and other key employees who have substantial responsibility for the direction and management of the Company with additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in its employ.  The above aims will be effectuated through the

granting of certain non-qualified stock options.

2.   Administration of the Plan

     The Board of Directors (hereinafter called the "Board")

shall appoint a Stock Option Plan Committee (hereinafter called the "Committee") which shall consist of not less than three (3)

members, at least one of whom shall be a Director of the Company.

Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion:  (a) to determine the

employees of the Company and its subsidiaries to whom options shall be granted; (b) to determine the time or times at which options shall be granted; (c) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 5; (d) to determine the
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time or times when each option becomes exercisable and the

duration of the exercise period; and (e) to interpret the Plan and to prescribe, amend, and rescind rules and regulations

relating to it.  The Board may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee;

provided, however, that at all times at least one member shall be a Director of the Company.  The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable.  All action of the

Committee shall be taken by unanimous vote of its members.  Any action may be taken by a written instrument signed by all the members of the Committee, and action so taken shall be fully as effective as if it had been taken by a unanimous vote of the members at a meeting duly called and held.  The Committee may appoint a secretary to keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.   Eligibility and Limitations on Options
     Granted Under the Plan

     Options will be granted only to persons who are employees of the Company or a subsidiary corporation of the Company who agree,

in writing, to remain in the employ of, and render services to,

the Company or a subsidiary corporation of the Company for a period of at least one (1) year from the date of the granting of the option.  The term "employees" shall include officers,

directors, executives, and supervisory personnel, as well as

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other employees of the Company.  The term "subsidiary

corporation" shall, for the purposes of this Plan be defined in the same manner as such term is defined in Section 425(f) of the

Internal Revenue Code of 1986.

4.   Shares of Stock Subject to the Plan

     There will be reserved for use upon the exercise of options to be granted from time to time under the Plan (subject to the provisions of Section 12) an aggregate of 5.0 million shares of the Class A Non-Voting Common Stock of the par value of $1.00 per share (hereinafter called the "Common Stock") of the Company,

which shares may be in whole or in part, as the Board of the

Company shall from time to time determine, authorized but

unissued shares of the Common stock or issued shares of the

Common Stock or issued shares of the Common Stock which shall have been reacquired by the Company.  Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subjected to an option under the Plan.

5.   Option Price

     The purchase price under each option issued shall be

determined by the Committee at the time the option is granted,

but in no event shall such purchase price be less than 100

percent of the fair market value of the Company's Common Stock on the date of grant.

     The term "fair market value" shall be defined as the average of the highest and lowest market price of said Common Stock on


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the American Stock Exchange on the date of the grant of the option, or, if there be no sales on such date, on the most recent date upon which such stock was traded.

6.   Dilution or Other Adjustment

     In the event that additional shares of Common Stock are

issued pursuant to a stock split or a stock dividend, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so

covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be increased by the same

proportion.  In the event that the shares of Common Stock of the

Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total purchase price of the shares then so covered, and the number of shares of

Common Stock reserved for the purposes of the Plan shall be

reduced by the same proportion.  In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Common

Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section

355 of the Internal Revenue Code of 1986, or some similar

section, then the total purchase price of the shares then covered by each outstanding option shall be reduced by an amount which


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bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Common Stock of the Company and the stock distributed in respect thereof.  All such adjustments shall be made by the Committee, whose determination upon the same shall be final and binding upon the optionees.  No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 6 shall be eliminated from the respective option.  No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.

7. Period of Option and Certain Limitations on Right to Exercise

     (a)  All options issued under the Plan shall be for such

period as the Committee shall determine, but for not more than ten (10) years from the date of grant thereof.

     (b)  The period of the option, once it is granted, may be

reduced only as provided for in Section 9 in connection with the termination of employment, retirement or death of the optionee or in Section 7(c) in the case of less than satisfactory

performance.

     (c)  Except as provided in Section 9(b), each option granted under this Plan shall become exercisable only after the later of

(i) one (1) year from the date of grant of the option, or (ii)

the completion of two (2) years continued employment of the

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optionee with the Company or one of its subsidiary corporations

(including continuous service prior to the grant of the option).

For the first year following the date that an option first

becomes exercisable, it shall be exercisable only to the extent of one-fifth of the total number of optioned shares.  For the second year following the date that an option first becomes

exercisable, it shall be exercisable only to the extent of two-

fifths of the total number of optioned shares.  For the third year following the date that an option first becomes exercisable,

it shall be exercisable only to the extent of three-fifths of the total number of optioned shares.  For the fourth year following the date that an option first becomes exercisable, it shall be exercisable only to the extent of four-fifths of the total number of optioned shares.  After the fourth year following the date that an option first becomes exercisable, it shall, subject to the other provisions of this Plan and the option agreement, be exercisable in full.  The foregoing limitations shall be

calculated, in the case of any resulting fraction, to the nearest lower whole number of shares.  In addition, notwithstanding the foregoing, the Committee may, in its sole discretion, (i)

prescribe longer time periods and additional requirements with respect to the exercise of an option and (ii) terminate in whole or in part such portion of any option as has not yet become

exercisable at the time of termination if it determines that the optionee is not performing satisfactorily the duties to which he was assigned on the date the option was granted or duties of at


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least equal responsibility.  No option may be exercised unless the optionee is at the time of such exercise in the employ of the

Company or of a subsidiary corporation of the Company and shall have been continuously so employed since the grant of his option.

Absence or leave approved by the management of the Company or disability of the optionee shall not be considered an

interruption of employment for any purpose under the Plan.  The term "disability" shall, for the purposes of this Plan, be

defined in the same manner as such term is defined in Section

105(d)(4) of the Internal Revenue Code of 1986.

     (d)  In no event may an option be exercised after the

expiration of its term.

     (e)  No optionee or his legal representative, legatees, or distributees, as the case may be, will be deemed to be, a holder of any share subject to an option unless and until certificates for such shares are issued to him or them under the terms of the

Plan.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock

certificate is issued.  The exercise of any option shall be

contingent upon receipt by the Company of cash or bank check to its order, shares of the Company's Class A Common Stock, or any combination of the foregoing in an amount equal to the full

option price of the shares being purchased.  For purposes of this paragraph, shares of the Company's Class A Common Stock that are delivered in payment of the option price shall be valued at their fair market value determined under the method set forth in


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Section 5 of this plan applied as of the date of the exercise of the option.  Exercise of an option in any manner shall result in a decrease in the number of shares of Common Stock which

thereafter may be available under the Plan by the number of

shares as to which the option is exercised.

     (f)  Because the amount of income realized by an optionee on the exercise of an option under the Plan represents compensation for services provided by an employee, the Company is required to withhold income taxes from this income even though the

compensation will not be paid in cash.  Because no cash payment will be made to an employee in connection with the exercise of an option, the Company will (i) reduce the amount of the stock

issued to reflect the necessary withholding, (ii) withhold the appropriate tax from other compensation due to the optionee, or

(iii) condition the transfer of any stock to the optionee on the payment to the Company of an amount equal to the taxes required to be withheld.

8.   Assignability

     No option granted under this Plan shall be transferrable in any manner other than by will or the laws of descent and

distribution and shall be exercisable, during his lifetime, only by the employee to whom the option is granted.  Except as

permitted by the preceding sentence, each option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way

(whether by operation of law or otherwise), and shall not be


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subject to execution, attachment, or similar process.  Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, rights and privileges, the option and such rights and privileges shall

immediately become null and void.

9.   Effect of Termination of Employment,
     Retirement or Death

     (a)  If any optionee holding any options under this Plan is discharged for cause at any time, then all options held by such optionee shall be cancelled as of the date of the discharge.

     (b)  If the employment of an optionee holding any options

under this Plan is terminated by the retirement of such optionee,

and such optionee is entitled to benefits under the Giant Food

Inc. Retirement Plan and has rendered services to the Company or a subsidiary of the Company for a period of 25 years or more

(such optionee being referred to hereinafter as an "Eligible

Retiree"), then the following rules shall apply to the exercise of options granted under this Plan to such Eligible Retiree:

     (1)  If the Eligible Retiree retires at age fifty-five (55)

          to age sixty-one (61), then, if any options or portions

          thereof are otherwise exercisable as of the date of

          retirement under all the terms of the Plan, including

          the waiting period restrictions set forth in Section

          7(c), the Eligible Retiree shall be permitted to

          exercise such options to the extent of twice the

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          portion of the options which are otherwise exercisable

          as of the date of retirement, up to and including the

          total number of optioned shares specified in such

          options, for a period of ninety (90) days from the date

          of retirement.  The death of the Eligible Retiree

          during said ninety (90) day period shall not alter the

          rights of said optionee under this Section 9(b)(1).

     (2)  If the Eligible Retiree retires at age sixty-two (62)

          or older, then, if any options or portions thereof are

          otherwise exercisable as of the date of retirement

          under all the terms of the Plan, including the waiting

          period restrictions set forth in Section 7(c), the

          Eligible Retiree shall be permitted to exercise such

          options to the extent of the total number of optioned

          shares specified in such options for a period of ninety

          (90) days from the date of retirement.  The death of

          the Eligible Retiree within said ninety (90) day period

          shall not alter the rights of said optionee under this

          Section 9(b)(2).

     (c)  If the employment of an optionee holding any options

          under this Plan is terminated by the death of such

          optionee, then to the extent that such options or

          portions thereof are otherwise exercisable as of the

          date of death under all of the terms of the Plan,

          including the waiting period restrictions set forth in

          Section 7(c), the personal representative of the


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          deceased optionee shall be permitted to exercise such

          options or portions thereof for a period of nine (9)

          months following the death.  Thereafter, all remaining

          options of the deceased optionee shall be cancelled.

               If the employment of an optionee holding any

          options under this Plan is terminated by the death of

          such optionee but such optionee would be an Eligible

          Retiree if the optionee had retired on the date of the

          death, then, to the extent that such options would be

          exercisable under Section 9(b), the personal

          representative of the deceased optionee shall be

          permitted to exercise such options for a period of nine

          (9) months following the death.  Thereafter, all

          remaining options of the deceased optionee shall be

          cancelled.

     (d)  If the employment of an optionee holding options under this Plan is terminated for any reason other than the

          optionee's discharge for cause, retirement as an

          Eligible Retiree or death, then, to the extent that

          such options or portions thereof are otherwise

          exercisable as of the date of the termination of

          employment under all of the terms of the Plan,

          including the waiting period restrictions set forth in

          Section 7(c), the optionee shall be permitted to

          exercise such options or portions thereof for a period

          of thirty (30) days following the termination of


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          employment.  Thereafter, all remaining options of such

          optionee shall be cancelled.

10.  Listing and Registration of Shares

     Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or

federal law or the consent or approval of any governmental

regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration,

qualification, consent, or approval shall have been effected free of any conditions not acceptable to the Committee.

11.  Expiration and Termination of the Plan

     Options may be granted under the Plan at any time or from

time to time as long as the total number of shares optioned or purchased under this Plan does not exceed 5.0 million shares of

Common Stock.  The Plan may be abandoned or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan.  No option shall be granted pursuant to the Plan after ten (10) years from the effective date of the Plan.

12.  Amendment of Plan

     The Board of Directors may at any time and from time to time modify and amend the Plan (including such form of option


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agreement) in any respect; provided, however, that no such

amendment shall (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the number of securities which may be issued under the plan, or (iii)

materially modify the requirements as to eligibility for

participation in the plan without the approval by a majority of the Class AC Common Stock and by a majority of the Class AL

Common Stock.  The termination or any modification or amendment of the Plan shall not, without the consent of an employee, affect his rights under an option theretofore granted to him.

13.  Applicability of Plan to Outstanding Stock Options

     This Plan shall not affect the terms and conditions of any restricted stock options or qualified stock options heretofore granted to any employee of the Company under any other plan

relating to restricted or qualified stock options; nor shall it affect any of the rights of any employee to whom such a

restricted stock option or qualified stock option was granted.

14.  Effective Date of Plan

     This Plan shall become effective on the date of its adoption by the Board of Directors of the Company.














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